EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is entered into as of March 19, 1998("Effective Date") between Kevin 0. Shoemaker ("Employee") and Antennas America ,Inc., a Utah Corporation ("Company"). For purposes of this Agreement, each of Employee and Company is individually referred to as a "Party", and Employee and Company are referred to collectively as "Parties".


                                    RECITALS

1. Company is in the business of developing, manufacturing and marketing antennas and antenna systems.

2. Employee has been engaged in and represents that he has had a great deal of experience in the above designated business.

3. Employee is willing to be employed by Company, and Company is willing to employ Employee, on the terms, covenants, and conditions set forth in this Agreement.


                                    AGREEMENT

In consideration of the premises and of the mutual covenants included in this Agreement, the Parties agree as follows:

1. Services: Company retains Employee and Employee shall perform services for Company as set forth in this Agreement on behalf of Company for the period and under the terms and conditions set forth in this Agreement.

2. Term: This Agreement shall be for a period ("Term") commencing on the Effective Date and ending on December 31, 1999, subject, however, to review and termination during the Term as provided herein, including Section 8 hereof.

3. Duties: Employee shall perform the following services for Company:

     3.1. Employee shall serve as Chief Scientist and in that capacity shall work with the Company to pursue Company's plans as directed by the Chief Executive Officer. design and manufacture of Company's products and the

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performance of consulting  design  activities on behalf of Company's  customers, subject to the direction of the Chief Executive Officer. Employee agrees not to send any prototypes or any revisions of prototypes to customers prior to the product review meeting that must include Employee and the Chief Executive Officer and/or Vice President. Employee further agrees that the estimated or final costs of the product must be agreed to in the product review meeting.

     3.3. During the Term, Employee shall devote all of Employee's business time to the performance of Employee's duties under this Agreement. Without limiting the foregoing, Employee shall be on Company's premises between the hours of 8:30 a.m. and 5:00 p.m., performing services on behalf of Company or traveling, which includes required off-premises testing, on behalf of Company for at least 40 hours per week and Employee shall be available at the request of Company at other times, including weekends and holidays, to meet the needs and requests of Company's customers.

     3.4. During the Term, Employee shall not engage in any other activities or undertake any other commitments that conflict with or take priority over Employee's responsibilities and obligations to Company and Company's customers, including without limitation those responsibilities and obligations incurred pursuant to this Agreement.

     3.5. Employee agrees to commit to exercise sound judgment when answering customer inquiries regarding what Company can deliver for what price and by what date. Any such responses shall be approved in advance by the Chief Executive Officer.

     3.6. Employee agrees to keep his work area organized and to maintain proper documentation for each project.

     3.7. Employee agrees to act in a responsible manner commensurate to that for the Chief Scientist position.

4. Compensation: Company shall pay Employee for the performance of services pursuant to this Agreement as follows:

     4.1. Company shall pay Employee for the performance of services pursuant to this Agreement a salary at the annual rate of not less than $66,000 for the first twelve (12) months, effective as of March 19,1998, payable in at least bi-weekly installments. If the bonus criteria described in Section 4.3 below are

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met in 1998 pursuant to this Agreement, Company shall pay Employee as the result of this performance a salary at the annual rate of not less than $70,000 per year effective the first day after the Chief Executive Officer has determined that the 1998 bonus criteria have been met.

     4.2. Any payments that Company agrees to make to Employee under this Agreement shall be reduced by (i) such amounts as are required to be withheld with respect to those amounts under and for the purposes of any of the applicable income tax and other applicable laws or regulations, and (ii) such amounts as Employee may owe to Company at any time.

     4.3 Employee shall be paid a bonus of $10,000 if the Company's annual net income equals $300,000 to $599,000; $20,000 if the Company's annual net income equals $600,000 to $899,999 and $30,000 if the Company's annual net income equals or exceeds $900,000. Employee's bonus is subject, however, to Employee contributing a reasonable amount of finished products to the Company's assortment of existing products for the fiscal year that the bonus is payable. New product projects will be reviewed by Employee and the Chief Executive officer on a quarterly basis and at that time it will be determined (a) if a new project should be added to the Company's business plan; (b) if an ongoing new project is on schedule; (c) if specifications and objectives have been met. Any new projects proposed by Employee and approved by the Chief Executive Officer but not completed within a reasonable time will be subject to cancellation and possible off-set of any successful new projects. However, Employee will have the option to unilaterally cancel any new project within 90 days from the date of the Chief Executive Officer's initial authorization to proceed. Current projects subject to the bonus are the (a) Harpoon; (b) indoor off-air antenna and; (c) off-air amplifier. Maintenance projects will not be considered as new projects for bonus purposes, viz. Lojack, Norand, Intermec, Micron, mobile/GPS. A new project will be considered successful only after the new product is included in the Company's monthly production schedule. In the event that Employee and the Chief Executive Officer can not come to agreement regarding the authorization or prioritization of a new project, either party may call for an executive meeting of the Board to arbitrate the dispute. It is further agreed that Employee will prepare a written report at least quarterly describing the status of all new projects.

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     4.3.1.  The  bonus  shall  be  based  on  the  audited  year-end  financial statements of Company and shall be payable on or before 30 business days after the filing by the Company with the S.E.C. of Company's Annual Report on Form 10-KSB or Form 10-K, or the successor to either such Form, with respect to that fiscal year.

     4.4. Employee shall be eligible for participation in any present or future incentive compensation, pension, retirement, or stock purchase plan of Company of which other employees of Company are generally eligible. It is understood, however, that entitlements which may accrue to Employee pursuant to such arrangements may differ from those which accrue to other employees, such differences being based on the discretion of the Board.

     4.5. Employee agrees, upon execution of this Agreement not to offer, sell or agree to sell, or otherwise dispose of directly or indirectly, prior to December 31, 1999, any shares of Common Stock beneficially owned by Employee, without the prior written consent of the Company. Employee agrees that the Company may cause a restrictive legend describing the restrictions to be placed on each of the respective undersigned's stock certificates representing shares of Common Stock and that the Company may instruct the Company's stock transfer agent not to allow the transfer of any of the undersigned's respective shares of Common Stock. Employee further agrees that in the event his employment with the Company is terminated for any reason by either himself or the Company, the terms of this Section 4.5. will survive, and that the above referenced restrictions on Employees stock will remain in force until at least December 31, 1999.

5. Reimbursement of Expenses: Employee shall be reimbursed for reasonable pre-approved expenses incurred on behalf of Company in the performance of
Employee's  duties and  services  pursuant  to this  Agreement.  Employee  shall provide Company with an expense report containing a detailed description of expenses incurred by the 30th day following the calendar month in which the expenses were incurred on behalf of Company. The description of expenses shall contain such information as may be required in order to permit such reimbursements as proper deductions to Company under the Internal Revenue Code as amended and the rules and regulations adopted pursuant thereto and in effect at that time. Company shall make approved reimbursements within 30 days of receipt of the expense report.

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6.  Additional Benefits:

     6.1. Employee shall be entitled to 10 days of paid vacation, 5 days of paid sick leave, and 5 days of paid personal leave, each calendar year, during the Term of this Agreement in accordance with the vacation policies and practices of Company. Employee shall provide Company with at least one day notice prior to Employee's use of personal leave days. Employee shall not be entitled to utilize personal leave days on days on which Employee's services are required by Company to meet the needs of Company's customers or where Employee's absence will otherwise have a material effect on the operations or business of Company. The use by Employee of a personal day in violation of the prior sentence shall be a material breach of this Agreement. Employee shall be entitled to receive such additional vacation, personal, and sick leave days as are provided to all other managers or directors of Company.

     6.2 Employee and his family, if any, shall be entitled to receive such benefits from medical insurance plans, life and disability insurance and otherwise, as are provided to all other salaried employees of Company.

7. Proprietary Information and Inventions Agreement: Employee agrees that his employment with Company is contingent upon his signing and dating the Proprietary Information and Inventions Agreement on the same day he signs and dates this Agreement.

8. Termination: Employee's employment with Company will not be for a specified term and may be terminated with cause by the Company at any time. Any contrary representations or agreements which may have been made to Employee are superseded by this Agreement.

     8.1. This Agreement shall terminate upon the death of Employee or if Employee becomes disabled. Employee shall be considered "disabled" if, and on the date on which, Employee has been unable to perform a substantial and material portion of Employee's services hereunder, for a period of 90 continuous days, because of sickness, injury, or disability, as determined by a majority of the Board.

     8.2 In the event Employee's employment is terminated, then all unaccrued salary and any bonus obligations of Company to Employee shall cease as of the date of termination.

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9.  Alternative  Dispute  Resolution:  Employee agrees that any and all disputes that Employee has with Company or with any of Company's employees, which arise out of Employee's employment or under the terms of this Agreement shall be resolved through final and binding arbitration, as specified herein. This shall include, without limitation, disputes relating to this Agreement, Employee's employment by Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Employee's employment with Company or his termination. The only claims not covered by this Paragraph 9 are wage claims, claims for benefits under the workers' compensation laws or claims for unemployment insurance benefits, which will be resolved pursuant to those laws. Binding arbitration will be conducted in either Arapahoe, Denver, or Jefferson County, Colorado, in accordance with the rules and regulations of the American Arbitration Association Employment Dispute Resolution Rules. Each Party will split the cost of the arbitration filing and hearing fees, and the cost of the arbitrator; each Party will bear its own attorneys' fees, unless otherwise decided by the arbitrator. Employee understands and agrees that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall  be  final  and  binding  to the  fullest  extent  permitted  by  law  and
enforceable  by  any  court  having  jurisdiction   thereof.   Employee  further
represents that he is making a voluntary and knowing waiver of his right to pursue any and all employment-related claims in court and that he acknowledges that he has been encouraged by Company to have this Agreement reviewed by his legal counsel prior to his signing.

10. Non-compete: Employee acknowledges and recognizes the highly competitive nature of Company's business and that Employee's duties hereunder justify restricting Employee's future employment following any termination of employment with Company. Employee agrees that so long as Employee is employed with Company, and for a period of two years following the termination of employment with Company, Employee, except when acting on behalf of or for the benefit of Company, will not (i) induce customers, agents or other sources of distribution

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of  Company's  business  under  contract  or  doing  business  with  Company  to terminate, reduce, alter or divert business with or from Company, or (ii) compete, within the United States, with Company, or participate as an officer, principal,employee, or consultant in any business that includes part or all of the Company's Area of Business, as defined below. As used herein, the term "compete, within the United States" shall include any competitive activity, including any sale, distribution, marketing or manufacturing that occurs, or is intended to occur, directly or indirectly, in the United States or with a person
or  entity   located  in,   operating  in  with  respect  to  that  activity  or
headquartered in, the United States that involves products that directly conflict with products introduced and developed by the Company. These products include but are not limited to disguised vehicular antennas for the purpose of tracking and locating vehicles, off-air antennas for the purpose of providing clandestine Local home TV reception, flat panel antennas that include the use of styrofoam and die-cut copper foil, any antenna product using the cable as a receptor, and any product currently patented, a patent has been filed for or is patent pending by the Company prior to or during the term of this Agreement. Ownership by Employee, for investment purposes only, of less than five percent of any class of securities of a corporation if said securities are listed on a national securities exchange or registered under the Securities Exchange Act of 1934, as amended, shall not constitute a breach of the foregoing covenant. Company's Area of Business includes the design, marketing, production and sale of antennas and antenna systems.

11.    Miscellaneous Provisions:

     11.1. Notice: Any notice pursuant to this Agreement shall be validly given or served if that notice is made in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the following addresses:

                  To Company:       Antennas America, Inc.
                                    4860 Robb Street, Suite 101
                                    Wheat Ridge, Colorado 80033

                  To Employee:      Kevin O. Shoemaker
                                    260 East Cornwall Court
                                    Lafayette, CO 80026

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All notices so given shall be effective upon receipt. Either Party, by notice so given, may change the address to which his or its future notices shall be sent.

     11.2. Entire Agreement: This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements between the Parties with respect to the subject matter of this Agreement.

     11.3. Severability: Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

     11.4. Non-waiver: The waiver of either Party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement.

     11.5. Amendment: No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the Parties to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

     11.6. Inurement: This Agreement shall be binding upon Employee and Company and its successors and/or assigns. This Agreement shall not be assignable by Employee.

     11.7. Headings: The headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

12.  Representations and Warranties:

     12.1. Company represents and warrants to Employee the following: (i) Company has been duly formed as a corporation under the laws of the State of Utah; and (ii) the execution of this Agreement has been duly authorized by Company and does not require the consent of or notice to any party not previously obtained or given.

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      12.2.  Employee  represents  and warrants to Company that the execution of this Agreement and the performance of Employee's obligations hereunder does not require the consent of or notice to any party not previously obtained or given, and there is nothing that prohibits or restricts the execution by Employee of this Agreement or his performance of the obligations hereunder.

13. Covenants: Each of Employee and Company covenants to diligently and skillfully do and perform the acts and services required herein.

IN WITNESS WHEREOF and intending to be legally bound, the Parties to this Agreement have executed this Agreement on the dates indicated below to be effective as of the Effective Date.



                                    Employee:
Date: March 19,1998
      -----------------------       ------------------------------------
                                    Kevin O. Shoemaker


                                    Company:
                                    Antennas America, Inc.
                                By:
                                    ------------------------------------
                                    Randall P. Marx
                                    Chief Executive Officer

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